Exhibit 99.2

LATHAM & WATKINS LLP

    Michael S. Lurey, CA State Bar No. 048235

    Gregory O. Lunt, CA State Bar No. 173297

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

Counsel for Consolidated Freightways Corporation of

Delaware, et al., Debtors, and Counsel for K. Morgan

Enterprises, Inc. as Trustee for The Trust for Certain

Creditors of Consolidated Freightways Corporation and

Certain Affiliates

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

RIVERSIDE DIVISION

In re	Case No.: RS 02-24284 MG

CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, et al.	Chapter 11

Debtors.	(Substantively Consolidated with Case Nos. RS-02-24289-MG; RS-02-24287-MG; RS-02-24293-MG; RS-02-24294-MG; and
Fed. Tax I.D. No. 94-1444797	RS-02-24295-MG)

Judge: Hon. Mitchel R. Goldberg

NOTICE OF CONFIRMATION AND EFFECTIVE DATE OF DEBTORS’

CONSOLIDATED PLAN OF LIQUIDATION DATED JULY 1, 2004 (AS AMENDED)

PLEASE TAKE NOTICE THAT on November 22, 2004, the United States Bankruptcy Court for the Central District of California, Riverside Division, entered its Order Confirming Debtors’ Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended) in the above captioned chapter 11 cases. All conditions to the effectiveness of the Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended Through the Confirmation Hearing) (the “Plan”) have been satisfied or waived, and the Effective Date under the Plan is December 13, 2004.

Dated: December 14, 2004	LATHAM & WATKINS LLP

	By	/s/ Michael S. Lurey
Michael S. Lurey
Counsel for Consolidated Freightways Corporation of Delaware and its affiliated Debtors[1] and Counsel for K. Morgan Enterprises, Inc. as Trustee for The Trust for Certain Creditors of Consolidated Freightways Corporation and Certain Affiliates

[1]	The affiliated debtors are Consolidated Freightways Corporation, Redwood Systems, Inc., Leland James Service Corporation, CF Airfreight Corporation and CF MovesU.com Incorporated.